Q2 2025 SHAREHOLDER LETTER INVESTORS.SHIFT4.COM Exhibit 99.2

Non-GAAP Financial Measures and Key Performance Indicators Forward-Looking Statements We use supplemental measures of our performance which are derived from our consolidated financial information but which are not presented in our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures include: gross revenue less network fees, which includes interchange and adjustment fees; adjusted net income; adjusted net income per share; free cash flow; Adjusted Free Cash Flow; earnings before interest expense, interest income, income taxes, depreciation, and amortization (“EBITDA”); Adjusted EBITDA; Adjusted EBITDA conversion rate; and Adjusted EBITDA margin. Gross revenue less network fees represents a key performance metric that management uses to measure changes in the mix and value derived from our customer base as we continue to execute our strategy to expand our reach to serve larger, complex merchants. Adjusted net income represents net income adjusted for certain non-cash and other nonrecurring items that management believes are not indicative of ongoing operations, such as amortization of acquired intangible assets, acquisition, restructuring and integration costs, revaluation of contingent liabilities, loss on extinguishment of debt, impairment of intangible assets, gain (loss) on investments in securities, change in TRA liability, equity-based compensation expense, and foreign exchange and other nonrecurring items. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor results of operations. Adjusted EBITDA represents EBITDA further adjusted for certain non- cash and other nonrecurring items that management believes are not indicative of ongoing operations. These adjustments include acquisition, restructuring and integration costs, revaluation of contingent liabilities, loss on extinguishment of debt, gain (loss) on investments in securities, changes in TRA liability, equity-based compensation expense, and foreign exchange and other nonrecurring items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by gross revenue less network fees. Free cash flow represents net cash provided by operating activities adjusted for certain non- discretionary capital expenditures. Adjusted Free Cash Flow represents free cash flow further adjusted for certain transactions that are not indicative of future operating cash flows, including acquisition, restructuring and integration costs, other nonrecurring expenses, and nonrecurring strategic capital expenditures that are not indicative of ongoing activities. We believe Adjusted Free Cash Flow is useful to measure the funds generated in a given period that are available to invest in the business, to repurchase stock and to make strategic decisions. The Adjusted EBITDA conversion rate is calculated as Adjusted Free Cash Flow divided by Adjusted EBITDA. We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance and, in the case of Adjusted Free Cash Flow, our liquidity, from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and, in the case of Adjusted Free Cash Flow, our liquidity, and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this letter. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this letter. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the substantial and increasingly intense competition worldwide in the financial services, payments and payment technology industries; potential changes in the competitive landscape, including disintermediation from other participants in the payments chain; the effect of global economic, political and other conditions on trends in consumer, business and government spending; fluctuations in inflation; our ability to anticipate and respond to changing industry trends and the needs and preferences of our merchants and consumers; our reliance on third-party vendors to provide products and services; risks associated with acquisitions; dispositions, and other strategic transactions; risks associated with our Series A Mandatory Convertible Preferred Stock; our inability to protect our IT systems and confidential information, as well as the IT systems of third parties we rely on, from continually evolving cybersecurity risks, security breaches or other technological risks; compliance with governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, marketing across different markets where we conduct our business; risks associated with a The non-GAAP financial measures are not meant to be considered as indicators of performance, or in the case of Adjusted Free Cash Flow, as an indicator of liquidity, in isolation from or as a substitute for financial information prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of EBITDA, Adjusted EBITDA, gross revenue less network fees, adjusted net income, adjusted net income per share, free cash flow and Adjusted Free Cash Flow to, in each case, its most directly comparable GAAP financial measure are presented in Appendix - Financial Information. For the full year 2025, we are unable to provide a reconciliation of Gross revenue less network fees, Adjusted EBITDA, and Adjusted Free Cash Flow to Gross Profit, Net Income, and net cash provided by operating activities, respectively, the nearest comparable GAAP measures, without unreasonable efforts. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. In addition, key performance indicators include volume, Blended Spread and margin. Volume is defined as the total dollar amount of payments that we deliver for settlement on behalf of our merchants. Included in volume are dollars routed via our international payments platform, alternative payment methods, including cryptocurrency, stored value, gift cards and stock donations, plus volume we route to third party merchant acquirers on behalf of strategic enterprise merchant relationships. We do maintain transaction processing on certain legacy platforms that are not defined as volume. Blended Spread represents the average yield Shift4 earns on the average volume processed for a given period after network fees. Blended Spread is calculated as payments-based revenue less gateway revenue and network fees for a given period divided by the volume processed for the same period. variety of laws and regulations, including those relating to financial services, money-laundering, anti-bribery, sanctions, and counter-terrorist financing, consumer protection and cryptocurrencies; our ability to continue to expand our share of the existing payment processing markets or expand into new markets; additional risks associated with our expansion into international operations, including compliance with and changes in foreign regulations governmental policies, as well as exposure to foreign exchange rates; our ability to integrate and interoperate our services and products with a variety of operating systems, software, devices, and web browsers; our dependence, in part, on our merchant and software partner relationships and strategic partnerships with various institutions to operate and grow our business; and the significant influence Jared Isaacman, our Executive Chairman and founder, has over us, including control over decisions that require the approval of stockholders, including a change in control, and the timing of any of the foregoing. These and other important factors discussed under the caption “Risk Factors” in Part I, Item 1A. in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Part II, Item 1A. in our Quarterly Report on Form 10-Q for the period ended June 30, 2025, and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this letter. Any such forward-looking statements represent management’s estimates as of the date of this letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. 2 This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Shift4 Payments, Inc. (“we,” “our,” the “Company,” or “Shift4”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this letter, other than statements of historical fact, including, without limitation, statements relating to our position as a leader within our industry; our future results of operations and financial position, business strategy and plans; the anticipated benefits of and costs associated with recent acquisitions; and objectives of management for future operations and activities, including, among others, statements regarding expected growth, international expansion, future capital expenditures, debt covenant compliance, financing activities, debt service obligations including the settlement of conversions of our 2025 Convertible Notes, our financial outlook and guidance for 2025 or any other period, including key performance indicators, anticipated synergies as a result of the Global Blue acquisition, and the timing of any of the foregoing are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions, though not all forward-looking statements can be identified by such terms or expressions.

Dear Fellow Shareholders, Jared Isaacman CEO jared@shift4.com This quarter was a particularly eventful one at Shift4. We delivered results that were largely within our expectations while also executing on numerous long-term strategic objectives, which will pay off for many years to come. We are raising our standalone revenue guidance modestly for the remainder of the year and will separately be reflecting the impact of Global Blue’s contribution since closing in early July. Regarding our financial results, payment volumes were $50 billion, gross revenues less network fees were $413 million and adjusted EBITDA were $205 million. Each of these were records for Q2 and up 25%, 29% and 26% from the previous year respectively. Most importantly, payment spreads remained stable and the business mix was more diversified by geography and industry vertical than at any other point in our history. International spreads have generally been more favorable than our early forecasts, which we anticipate to continue. Please see page 6 for a summary of how payment volume has been diversified over the last few years. These results are not by chance. They are the results of having industry leading products across large economic verticals: Hotels, Restaurants, Sports & Entertainment, etc., an excellent team and a winning capital allocation strategy. In the quarter we continued to add incredible customers and have highlighted a few in this quarter’s update. We also completed a raise of debt and convertible preferred stock. This was very well received by the markets and was over 6x oversubscribed. We used the opportunity to finance the Global Blue acquisition, raise capital and extend maturities. As a result we have a balance sheet that affords us the ability to continue to invest in both short and long term needle movers. The closing of Global Blue puts us on yet another transformational journey. Our revised 2025 guidance now assumes a $330M revenue contribution and $125M adjusted EBITDA contribution from Global Blue for the remainder of the year. On page 18 you will find a reconciliation bridge to help illustrate how their performance will contribute to Shift4. We now have an industry leading product in an entirely new vertical, luxury retail, and operate in six continents. Most importantly the acquisition brings our cross-sell funnel to over $1 trillion in payments volume. This means “a foot in the door” to the best customers in the world and very few mysteries as to where our next $1 trillion in volume will come from. V4 - DRAFTS CIRCULATED VIA EMAIL (WORD DOC) 3 3

4 4 We are tracking well towards our medium term guidance and for the “most likely case”, which as you recall contemplates a 30% 3 Year CAGR on Gross Revenues Less Network Fees and Adjusted EBITDA and, most importantly, a $1 billion free-cash-flow run rate. It is with mixed emotions that I announce that Nancy Disman will be retiring from the company at year end and rejoining our board of directors. Those of you who have spent time with her clearly understand the incredible impact she’s had on the organization and we feel privileged to continue to benefit from her expertise as a board member. Chris Cruz, who has been with the organization for over a decade will be joining full time as CFO. Chris saw the potential in the business and the team far before we were the public company we are today and, through Searchlight Capital purchased a 60% stake in Shift4 in 2016. He has been a board member ever since and at the center of our most important decisions. Just like Nancy, he was a member of our Audit Committee. We’re thrilled to have him join us full time. As always, we thrive on ideas, feedback and, of course, customer introductions. Please never hesitate to reach out. Boldly Forward, Taylor Lauber Chief Executive Officer tlauber@shift4.com V5 - DRAFTS CIRCULATED VIA EMAIL (WORD DOC)

Performance Highlights
Second Quarter 2025

Q2

+25% YoY	+26% YoY	+29% YoY	$41.1M	$205.1M +26% YoY
Q2 VOLUME	GROSS PROFIT	GROSS REVENUE LESS NETWORK FEES(A)	NET INCOME	ADJUSTED EBITDA(A)

- Volume of $50.1 billion during Q2 2025, up 25% from Q2 2024.
- Gross revenue of $966.2 million, up 17% from Q2 2024.
- Gross profit of $275.1 million, up 26% from Q2 2024.
- Gross revenue less network fees[(A)] of $413.4 million, up 29% from Q2 2024.
- Net income for Q2 2025 was $41.1 million. Net income per class A and C share was $0.35 and $0.32 on a basic and diluted basis, respectively. Adjusted net income for Q2 2025 was $109.1 million, or $1.10 per class A and C share on a non-GAAP basis.[(A)]
- EBITDA of $164.3 million and Adjusted EBITDA of $205.1 million for Q2 2025, up 31% and 26%, respectively. Adjusted EBITDA margin of 50% for Q2 2025.[(A)]

Q2 Volume

($BILLION)


43% CAGR
$11.8
$16.9
$26.8
$40.1
$50.1
Q2-21
Q2-22
Q2-23
Q2-24
Q2-25

Q2 2025 Payment volumes were **~4.2x** Q2 2021 levels

Gross Profit & Gross Revenue Less Network Fees[(A)]

($MILLION)


Gross Profit: 4-Year CAGR 39%
Gross Revenue Less Network Fees: 4-Year CAGR 32%
$73.0
$136.3
$98.4
$182.6
$158.7
$228.1
$218.8
$320.6
$275.1
$413.4
Q2-21
Q2-22
Q2-23
Q2-24
Q2-25

Net Income & Adjusted EBITDA[(A)]

($MILLION)


Net Income
Adjusted EBITDA
$54.5
$162.4
$72.2
$187.4
$139.3
$205.9
$19.5
$168.5
$41.1
$205.1
Q2-24
Q3-24
Q4-24
Q1-25
Q2-25

Net Cash Provided by Operating Activities & Adjusted Free Cash Flow[(A)]

($MILLION)


Net Cash Provided By Operating Activities
Adjusted Free Cash Flow
$111.8
$76.0
$142.5
$110.6
$131.0
$134.4
$96.6
$70.5
$141.9
$117.6
Q2-24
Q3-24
Q4-24
Q1-25
Q2-25

(A) See page 2 for a description of non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in "Appendix - Financial Information" of this document.

SHIFT4
5

Moving up market with industry leading volume growth while improving overall unit economics Executing on Our Strategic Objectives 6 6 Increased Volume and Improved Diversity Move Up Market Average size of merchant based on volume is 363% of 2021 levels. Signed Merchants Volume Backlog Stable Spreads Despite Moving Up Market and Going International Full Year 2025 blended spreads are now expected to be north of 60bps Scaling and diversifying Backlog of $35B+ TBU "Our blended spreads in Q2 were 63bps" [graphic] Our blended spreads in Q2 were 63bps

7 7 We Are a Market Leader Across Multiple Verticals and 6 Continents… and We Are Not Slowing Down NEW PAGE #2 in Restaurants (Menchie's) World class technology, sophisticated distribution, and an overall lower cost of ownership #1 in Hotels (Alterra) One Hand to Shake: the only hospitality platform to deliver the entire payments value chain under one roof #1 in Sports & Entertainment (Yankees) The most comprehensive owned solution in the sector - everything from concessions to merchandise Growing opportunity in Unified Commerce We are ready to grow beyond our leading verticals across the globe, and are better positioned than ever after our acquisition of Global Blue Tag line for the bottom: "We are uniquely advantaged by our category-leading products, our extensive library of software integrations, and our now $1 trillion + cross sell payments funnel. We have both a proven formula and the firepower to keep running our Shift4 Playbook all around the world for years into the future" We are uniquely advantaged by our category-leading products, our extensive library of software integrations, and our now $1 trillion + cross sell payments funnel. We have both a proven formula and the firepower to keep running our Shift4 Playbook all around the world for years into the future #2 #1 #1 in Restaurants in Hotels in Sports & Entertainment Growing Opportunity in Unified Commerce World class technology, sophisticated distribution, and an overall lower cost of ownership One Hand to Shake: the only hospitality platform to deliver the entire payments value chain under one roof The most comprehensive owned solution in the sector - everything from concessions to merchandise We are ready to grow beyond our leading verticals across the globe, and are better positioned than ever after our acquisition of Global Blue OPTION B

Shift4 continues to gain market share in restaurants, winning new restaurants every day 8 Intended Message: The rollout of SkyTab is accelerating, recent promotions are resonating with merchants who increasingly sensitive to cost Restaurant Update [ADD?]: 2024 Goal: install over 30,000 SKyTab POS systems domestically MERA MARINAS Search "Shift4" on X (f.k.a. Twitter) to see dozens of installs every day! Q2 was a record quarter for SkyTab, with over 10,000 new wins added! Search "Shift4" on X (f.k.a. Twitter) to see dozens of installs every day! We remain on track to meet our 2025 goal of 45,000 SkyTab global system installs!

Continuing to expand market share in hospitality vertical Hospitality Update 9 9 Continuing to expand arket share in hospitality vertical Denotes Gateway Conversion★ Camelback Resort in Tannersville, PA offers the ultimate mountain getaway in the Poconos with waterparks, mountain adventures, and luxe suites and condos. Capital Vacations Located in Jacksonville, FL, Ponte Vedra Beach Resorts have offered guests elegant and refined resort, golf, tennis, spa, and recreation experiences for over 90 years. Ponte Vedra Beach Resorts Located slopeside on Blackcomb Mountain in Whistler, BC, Blackcomb Springs Suites provides a relaxing environment that fully embraces the outdoors. Camelback ResortBlackcomb Springs Suites Shift4 has partnered with Capital Vacations to power payments for over 200 travel destinations across the United States, in Mexico, and in the Caribbean. Shift4 is now processing payments for four more downtown Las Vegas resorts, extending our presence across the city: both Golden Gate and Circa Hotel & Casino, The D Las Vegas, and Downtown LV Events Center. Shift4 has partnered with Corner Collection to power payments for their award-winning boutique hotels, restaurants, and spas in Montreal, Quebec. ★ ★ other sportsbook image opts:

Hospitality Update

Continuing to expand market share in hospitality vertical

Hotel Contessa San Antonio



HOTEL CONTESSA

Hotel Contessa, situated on San Antonio's Riverwalk, is an all-suite retreat offering a AAA Four-Diamond experience with authentic Texas cuisine and a boutique rooftop spa.

Sandia Resort & Casino



SANDIA
Resort & Casino

A unique experience in a Southwestern setting, Sandia Resort & Casino in Albuquerque, NM offers gaming, dining, entertainment, golf, a spa, and much more.

Snow King Resort



SNOW KING RESORT

Snow King Resort offers guests an immersive mountain retreat in Jackson Hole, WY, complete with ski-in/ski-out access, luxurious rooms, and year-round adventures.

Stonebridge Companies



STONEBRIDGE

Shift4 has partnered with Stonebridge Companies, a hospitality management group, to power payments in its 160+ hotels across the United States.

White Elephant Aspen



WHITE ELEPHANT
ASPEN

Blending modern luxe with mountain contemporary, White Elephant Aspen offers guests unforgettable stays in the Roaring Fork Valley of the Rocky Mountains.

Westgate Resorts & Hotels Orlando



WESTGATE
RESORTS

Located in one of the world's top travel destinations, Westgate Resorts and Hotels is redefining Orlando vacation getaways with outstanding accommodations and fun family activities.

How do we win HOTELS?

1. One of three companies with 500+ software integrations required to pursue the vertical
2. We own more links in the value chain to differentiate and provide lower cost of ownership
3. ARPU expansion from existing gateway only customers
4. Now processing payments in Canadian and European Markets

★ *Denotes Gateway Conversion*

SHIFT4

10

Sports & Entertainment Update Powering payments through POS, mobile ordering, ticketing, and more 1 1 11 15+ ZOOS AND AQUARIUMS ACROSS THE U.S. Shift4 has partnered with SSA Group to power payments for concessions and ticketing for more than 15 zoos, museums, aquariums, and other cultural attractions. 2 new features: glastonbury, rocket arena (cleveland cavaliers) Shift4 is powering payments for concessions at England's iconic Glastonbury Festival, one of the world's largest and most renowned festivals. Shift4 is now powering payments for food & beverage concessions at Rocket Arena through SkyTab Venue, in addition to powering ticketing.

Sports & Entertainment Update

Powering payments through POS, mobile ordering, ticketing, and more


TICKETING WIN
LIONS

Shift4 is powering payments for food & beverage concessions at Ford Field through SkyTab Venue and ticketing through our integration with Ticketmaster.

University of Kentucky


KENTUCKY
22

Shift4 is processing payments for food & beverage concessions at University of Kentucky's Rupp Arena through SkyTab Venue.

University of Louisville


LOUISVILLE
41

Shift4 is powering payments at L&N Federal Credit Union Stadium through SkyTab.

University of Arizona


12

Shift4 is processing payments for food & beverage concessions at University of Arizona's McKale Memorial Center through SkyTab Venue.

UC Irvine


20
5

Shift4 is powering payments for food & beverage concessions at University of California, Irvine's Bren Events Center through SkyTab Venue.

How do we win STADIUMS?

1. Category leading mobile experience
2. We own more links in the value chain (i.e. Payments, Hardware, mobile, concessions, restaurants, retail, parking, ticketing)
3. ARPU expansion as existing customers add ticketing and hundreds of Appetize accounts begin to effectively monetize payments

SHIFT4

12

Spectacle Live 1 3 13 San Jose Sharks Destin-Fort Walton Beach Convention Center MGM Music Hall Located on Okaloosa Island, the Destin-Fort Walton Beach Convention Center has partnered with Shift4 to power food & beverage concessions through SkyTab Venue. Shift4 is powering payments for food & beverage concessions at SAP Center for the San Jose Sharks through SkyTab Venue. Sports & Entertainment Update Powering payments through POS, mobile ordering, ticketing, and more Shift4 has partnered with Spectacle Live, an event management company, to power ticket payment processing for seven music venues. Located near Fenway Park in Boston, MA, MGM Music Hall hosts live performances with a capacity of over 5,000 — and they partnered with Shift4 to power payments for concessions. 6 wins: MGM music hall san jose sharks spectacle live destin-ft walton convention center walter e washington convention center las vegas lights Cape May Zoo Shift4 is processing payments for food & beverage concessions at the Indianapolis Zoo through SkyTab Venue. Indianapolis Zoo Shift4 is powering payments for food & beverage concessions at the Cape May Zoo through SkyTab Venue.

Unified Commerce Wins Continuing to gain momentum in our Unified Commerce vertical 1 4 14 NON-PROFITS CRYPTO GAMING RETAIL We expect to be live in all 24 sportsbook locations by year end Non Profit: Alexander Wildlife Rescue Center - New Deal The Dovetail Project - New Deal Wounded Warriors Family Support - New Deal Center for Human Rights in Iran - New Deal Hope Strengthens Foundation - New Deal RENEW - New Deal Center for Humane Technology - New Deal Asian American Action Fund - New Deal (C4) Tioga Fund - New Deal HeartCry Missionary Society - New Deal CHI Memorial - New Deal Patriot Relief - New Deal World Child Cancer UK - New Center for Climate Integrity - New Deal Upright Africa - New Deal Big Sky Bravery Foundation - New Deal GiveDirectly - New Deal Cancer Research Institute - New Deal Spotlight on Africa - New Deal The Giving Block Foundation - New Deal Norwegian Refugee Council - New Deal Retail: Romantix Mobility City Holdings Worldsprings Becker Furniture Sherman's China Eastern Airlines Crypto: LB Network Cryptobit Transfi Zebedee (ZBD) Bright Technologies HFinance Excurr TRANSPORTATION Salvation Army Australia, Animal Welfare Observatory, Converence Animal Politics, Sierra Club Foundation, America250, Open Security Alliance, DonorsChoose, Hepatitis B Foundation, Teach for America, PetcoLove, Children's Specialized Hospital, No Matter What Foundation, Via International, Mamatoto Village, Trickle Up Program, Ozone House, Christian Help Foundation pensopay, frisbii Tao Group, PMG, ID Funds, Swapped, Mercuryo, Solana Foundation, Tether Payments Group, Polygon Labs Add BYD as a separate section here

Shift4 continues to move Boldly Forward towards becoming a truly global company 1 5 • Restaurants - SKYTAB + VECTRON ◦ UK ▪ Crolla Ice cream ▪ The Moot Bar Ltd ▪ Barton Fish and Chips ▪ Bridgend Ravens Rugby Club Ltd ▪ The Crown Hotel ▪ The big jug ▪ The Embassy Hotel, Hull ▪ Tree House ▪ Billycan Tenby ▪ Brack Burger ▪ So Salsa Tapas Restaurants ◦ Ireland ▪ Taylors bar and beer garden ▪ The Phoenix Bar ▪ The Old Rectory ▪ Clancys Pub ▪ Hup Street Food ◦ Canada ▪ The Bertossi Group ▪ Cheers Beverage Room ▪ Chicken Chef ▪ The Happy Baker ▪ Yavis Family Restaurant ▪ Richibucto River Wine Eestate ▪ New England Pizza Company ▪ Social 99 - Burlington ▪ Smoke's Poutinerie (27 locations) ▪ The Roxy - Vancouver ◦ Germany - Vectron Wins ▪ Sojubar ▪ Pistazio ▪ Cafe Wortner ▪ Heberer Traditional Bakery - 160+ locations ▪ 1328 Restaurant & Bar ▪ Coffee Baum ▪ Blumencafe ▪ Estia Restaurant ▪ Bäckerei Diener - 8 locations ▪ El Rancho Eschweiler ▪ Kaska Grill Restaurant ▪ Inci Fisch und Seafood Restaurant ▪ Hofladen Cremerius GbR ▪ Gelato Mio - 6 locations ▪ Hasir Group - 10 locatins 15 Adding 1,000+ International Restaurant/Hospitality Wins Per Month! International card present momentum is picking up steam! SkyTab is growing quickly in the UK, Ireland, and Canada, while Vectron payment cross-sells are strong in Germany 15+ Locations 15+ Locations 150+ Locations Germany England & Ireland We now have full control of Vectron, and had nearly 800 cross-sells in Q2 Crusty Slices, Wirthaus am See, Baeckerei- Konditorei, Backerei Suwolto, Brauhof Wilshaus, Cafe alte Pletschmuhle, Salzkammer Restaurant, Restaurant Faustus, Umar Fisch Restaurant, Lindi Bodensee gbr, Klosterhof Soflingen Ramping UK/Ireland presence quickly with nearly 3,000 SkyTab deals in the UK & Ireland Wildwood Restaurants, Sticks N Sushi, Dim T, Central Park Cafe, Dunnes Garden Center, LaTorre Restaurant, Lock Keeper Pub, Martines Restaurant, Potters Arms

Shift4 continues to move Boldly Forward towards becoming a truly global company 1 6 16 Going Global: Continuing Our International Momentum We have closed on our landmark acquisition of Global Blue, expanding our footprint to 75+ countries Thousands of hotels, restaurants, and unified commerce merchants are being added all over the world UPDATED MAP PAGE Show we are live processing in 6 continents. went live with BYD in Latam as latest proof point of growing unified commerce platform. blue chips are coming to work with us becausee of our geo coverage and balance of card present and CNP + possibly hit curb again WHAT we need to include: -new map (map from investor day + the dark blue countries "coming soon" from this one" -callout with "We have closed on our landmark acquisition of Global Blue, expanding our footprint to 75+ countries" maybe above the map, and then maybe another one below with "Global Blue has accelerated our international expansion, and we will continue to follow our strategic partner into new geographies" CURRENTLY PROCESSING COMING SOON Global Blue has accelerated our international expansion, and we will continue to follow our strategic partner into new geographies

See page 2 for a description of non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in the "Appendix - Financial Information" of this document. Updating Our Full Year 2025 Guidance to Reflect Our Recent Acquisition of Global Blue 1 7 17 Intended Message: Adjusted for contribution from Finaro/Appetize, we're looking at 31% YoY GRLNF growth in Q4 $1.30 Billion +38% YoY +44% YoY $1.35 BillionGross Revenue Less Network Fees Full Year Adjusted Free Cash Flow $167 Billion +53% YoY +61% YoY $175 Billion Volume $640 Million +39% YoY +47% YoY $675 MillionAdjusted EBITDA TO TO TO FY 2024 Guidance 59%+ Adj. FCF Conversion $200 Billion +21% YoY +33% YoY $220 Billion $1.965 Billion +45% YoY +50% YoY $2.035 Billion TO TO Volume Raising our GRLNF Range Gross Revenue Less Network Fees TO $965 Million 42% YoY +46% YoY $990 Million Raising our Adjusted EBITDA range Adjusted EBITDA Maintaining our Adjusted FCF Conversion Adjusted Free Cash Flow from $840 Million to $865 Million 50%+ Adj. FCF Conversion Maintaining our Volume range from $1.660 Billion to $1.730 Billion Organic revenue remains on track to grow well north of 25% YoY (A) (A) (A) Full Year 2025 Guidance Providing 3Q25 Guidance ~$590M $415 M TO Q2 2025 Gross Revenue Less Network Fees Adjusted EBITDA ~$290M Q2 2025 TBU

Global Blue 2H25 Bridge ($'s in Millions)(1) Breaking Down the Impact of Global Blue We are providing bridges to help explain the impact of Global Blue on our Updated Guidance 1 8 18 Full Year Global Blue Guidance Impact Bridge ($'s in Millions) GRLNF Guide Bridge Adj. EBITDA Guide Bridge (1) Represents an IFRS to US GAAP adjustment for lease payments, which are capitalized under IFRS but treated as operating expenses under US GAAP.

Appendix - Financial Information 19

Second Quarter of 2025 Condensed Consolidated Balance Sheets UNAUDITED In millions June 30, 2025 December 31, 2024 ASSETS Current assets Cash and cash equivalents $ 3,029.3 $ 1,211.9 Settlement assets 312.2 298.1 Accounts receivable, net 372.7 348.7 Prepaid expenses and other current assets 65.2 51.7 Total current assets 3,779.4 1,910.4 Noncurrent assets Equipment for lease, net 192.9 165.1 Property, plant and equipment, net 22.2 27.2 Right-of-use assets 33.6 36.9 Collateral held by the card networks 41.4 37.5 Goodwill 1,517.7 1,455.6 Residual commission buyouts, net 119.3 157.2 Capitalized customer acquisition costs, net 72.4 65.3 Other intangible assets, net 778.7 758.4 Deferred tax assets 391.6 396.8 Other noncurrent assets 41.4 31.0 Total assets $ 6,990.6 $ 5,041.4 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Current portion of debt $ 688.6 $ 686.9 Settlement liabilities 308.2 293.3 Accounts payable 284.6 248.3 Accrued expenses and other current liabilities 161.7 120.5 Current portion of TRA liability 25.8 4.3 Deferred revenue 12.9 15.5 Current lease liabilities 10.8 11.0 Total current liabilities 1,492.6 1,379.8 Noncurrent liabilities Long-term debt 3,043.2 2,154.1 Noncurrent portion of TRA liability 336.4 361.2 Deferred tax liabilities 40.8 60.6 Noncurrent lease liabilities 26.0 29.3 Other noncurrent liabilities 32.8 38.7 Total liabilities 4,971.8 4,023.7 Redeemable noncontrolling interests 28.2 — Stockholders' equity Series A Mandatory Convertible Preferred Stock 973.6 — Additional paid-in-capital 852.4 1,063.0 Accumulated other comprehensive income (loss) 62.9 (28.2) Retained deficit (296.4) (228.2) Total stockholders' equity attributable to Shift4 Payments, Inc. 1,592.5 806.6 Non-redeemable noncontrolling interests 398.1 211.1 Total stockholders' equity 1,990.6 1,017.7 Total liabilities, redeemable noncontrolling interests and stockholders' equity $ 6,990.6 $ 5,041.4 2 0 20

Second Quarter of 2025

Condensed Consolidated Statements of Operations

UNAUDITED
In millions, except share and per share data

	Three Months Ended		Six Months Ended	
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Gross revenue	$ 966.2	$ 827.0	$ 1,814.5	$ 1,534.4
Cost of sales (exclusive of certain depreciation and amortization expense shown separately below)	(673.7)	(595.2)	(1,265.0)	(1,114.8)
General and administrative expenses	(130.4)	(110.1)	(284.4)	(217.2)
Revaluation of contingent liabilities	0.9	(0.3)	4.6	(2.4)
Depreciation and amortization expense (A)	(57.6)	(46.7)	(113.6)	(91.5)
Professional expenses	(15.2)	(11.6)	(33.8)	(19.6)
Advertising and marketing expenses	(7.1)	(3.9)	(13.8)	(8.3)
Income from operations	**83.1**	**59.2**	**108.5**	**80.6**
Loss on extinguishment of debt	(3.1)	—	(3.1)	—
Interest income	19.2	5.0	31.6	10.4
Other income (expense), net	(3.0)	0.4	(4.2)	1.8
Gain (loss) on investments in securities	(0.3)	(0.2)	—	10.8
Change in TRA liability	(0.8)	(3.6)	2.2	(4.8)
Interest expense	(39.4)	(8.1)	(67.9)	(16.2)
Income before income taxes	**55.7**	**52.7**	**67.1**	**82.6**
Income tax benefit (expense)	(14.6)	1.8	(6.5)	0.4
Net income	**41.1**	**54.5**	**60.6**	**83.0**
Less: Net income attributable to noncontrolling interests	(7.1)	(15.3)	(9.9)	(23.2)
Net income attributable to Shift4 Payments, Inc.	**34.0**	**39.2**	**50.7**	**59.8**
Less: Preferred stock dividend	(9.5)	—	(9.5)	—
Net income attributable to common stockholders	**$ 24.5**	**$ 39.2**	**$ 41.2**	**$ 59.8**
Basic net income per share				
Class A net income per share - basic	$ 0.35	$ 0.59	$ 0.59	$ 0.90
Class A weighted average common stock outstanding - basic	66,456,102	64,438,168	67,074,718	64,441,324
Class C net income per share - basic	$ 0.35	$ 0.59	$ 0.59	$ 0.90
Class C weighted average common stock outstanding - basic	1,345,698	1,689,805	1,398,681	1,692,360
Diluted net income per share				
Class A net income per share - diluted	$ 0.32	$ 0.58	$ 0.52	$ 0.89
Class A weighted average common stock outstanding - diluted	87,917,559	65,564,817	89,453,179	65,763,523
Class C net income per share - diluted	$ 0.32	$ 0.58	$ 0.52	$ 0.89
Class C weighted average common stock outstanding - diluted	1,345,698	1,689,805	1,398,681	1,692,360

(A) Depreciation and amortization expense includes depreciation of equipment under lease of $17.4 million and $33.7 million for the three and six months ended June 30, 2025, respectively, and $13.0 million and $24.9 million for the three and six months ended June 30, 2024, respectively.

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Second Quarter of 2025

Condensed Consolidated Statements of Cash Flows

UNAUDITED
In millions

	Three Months Ended		Six Months Ended	
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
OPERATING ACTIVITIES				
Net income	$ 41.1	$ 54.5	$ 60.6	$ 83.0
Adjustments to reconcile net income to net cash provided by operating activities				
Depreciation and amortization	88.4	69.7	173.6	135.8
Equity-based compensation expense	15.2	14.3	41.2	37.1
Revaluation of contingent liabilities	(0.9)	0.3	(4.6)	2.4
(Gain) loss on investments in securities	0.3	0.2	—	(10.8)
Change in TRA liability	0.8	3.6	(2.2)	4.8
Amortization of capitalized financing costs, net of premium accretion	5.4	2.0	8.9	4.1
Loss on extinguishment of debt	3.1	—	3.1	—
Provision for bad debts	1.9	2.1	6.0	3.9
Deferred income taxes	(2.8)	(9.3)	(20.5)	(9.3)
Unrealized foreign exchange losses (gains)	3.9	(0.4)	3.9	(1.8)
Other noncash items	—	(0.5)	—	(1.6)
Payments on contingent liabilities in excess of initial fair value	(0.8)	—	(0.8)	(0.3)
Change in other operating assets and liabilities	(13.7)	(24.7)	(30.7)	(20.5)
Net cash provided by operating activities	**141.9**	**111.8**	**238.5**	**226.8**
INVESTING ACTIVITIES				
Acquisitions, net of cash acquired	—	(301.4)	(3.7)	(301.4)
Acquisition of equipment to be leased	(23.2)	(22.0)	(53.5)	(46.4)
Capitalized software development costs	(18.7)	(16.8)	(36.9)	(31.5)
Acquisition of property, plant and equipment	(0.9)	(2.2)	(2.4)	(3.5)
Deposits with sponsor bank, net	—	—	(26.8)	—
Residual commission buyouts	(6.1)	(0.4)	(7.9)	(1.3)
Proceeds from sale of investments in securities	1.7	1.0	2.0	2.6
Investments in securities	—	—	(3.0)	—
Net cash used in investing activities	**(47.2)**	**(341.8)**	**(132.2)**	**(381.5)**
FINANCING ACTIVITIES				
Proceeds from long-term debt	1,313.2	—	1,313.2	—
Proceeds from preferred stock	1,000.0	—	1,000.0	—
Repayment of debt	(450.0)	—	(450.0)	—
Deferred financing costs	(45.3)	—	(45.3)	—
Settlement line of credit	—	—	26.8	—
Settlement activity, net (A)	(3.6)	4.3	(29.1)	(54.0)
Repurchases of Class A common stock	(85.3)	(15.9)	(148.2)	(15.9)
Payments for withholding tax related to vesting of restricted stock units	(1.0)	(2.1)	(18.8)	(11.2)
Payments on contingent liabilities	(1.5)	(0.8)	(1.5)	(0.9)
Distributions to noncontrolling interests	(18.6)	(1.7)	(18.7)	(2.0)
Net change in bank deposits	—	(50.5)	—	(70.8)
Other financing activities	(1.1)	—	(2.3)	—
Net cash provided by (used in) financing activities	**1,706.8**	**(66.7)**	**1,626.1**	**(154.8)**
Effect of exchange rate changes on cash and cash equivalents and restricted cash	67.3	(2.5)	82.1	(9.0)
Change in cash and cash equivalents and restricted cash	**1,868.8**	**(299.2)**	**1,814.5**	**(318.5)**
Cash and cash equivalents and restricted cash, beginning of period	1,384.3	702.5	1,438.6	721.8
Cash and cash equivalents and restricted cash, end of period (B)	$ **3,253.1**	$ **403.3**	$ **3,253.1**	$ **403.3**

(A) Beginning in Q4 2024, Shift4 reclassed "Settlement activity, net" from operating to financing activities. Prior periods have been revised to conform to the current period.

(B) The ending balance as of June 30, 2025 includes $223.8 million of settlement-related cash included within Settlement assets on the Consolidated Balance Sheet.

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Second Quarter of 2025

Reconciliations of Gross Revenue to Gross Profit and Gross Profit to Gross Revenue Less Network Fees

UNAUDITED

In millions

	Three Months Ended		Six Months Ended	
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Payments-based revenue	$ 868.5	$ 755.8	$ 1,624.2	$ 1,410.9
Subscription and other revenues	97.7	71.2	190.3	123.5
GROSS REVENUE	**966.2**	**827.0**	**1,814.5**	**1,534.4**
Less: Network fees	(552.8)	(506.4)	(1,032.6)	(950.1)
Less: Other costs of sales (exclusive of depreciation of equipment under lease)	(120.9)	(88.8)	(232.4)	(164.7)
Less: Depreciation of equipment under lease	(17.4)	(13.0)	(33.7)	(24.9)
GROSS PROFIT	**$ 275.1**	**$ 218.8**	**$ 515.8**	**$ 394.7**
GROSS PROFIT	**$ 275.1**	**$ 218.8**	**$ 515.8**	**$ 394.7**
Add back: Other costs of sales	120.9	88.8	232.4	164.7
Add back: Depreciation of equipment under lease	17.4	13.0	33.7	24.9
GROSS REVENUE LESS NETWORK FEES	**$ 413.4**	**$ 320.6**	**$ 781.9**	**$ 584.3**

	Q2 2021	Q2 2022	Q2 2023	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Payments-based revenue	$ 324.8	$ 473.9	$ 600.1	$ 755.8	$ 806.8	$ 772.4	$ 755.7	$ 868.5
Subscription and other revenues	26.2	32.8	36.9	71.2	102.4	114.6	92.6	97.7
GROSS REVENUE	**351.0**	**506.7**	**637.0**	**827.0**	**909.2**	**887.0**	**848.3**	**966.2**
Less: Network fees	(214.7)	(324.1)	(408.9)	(506.4)	(544.1)	(482.0)	(479.8)	(552.8)
Less: Other costs of sales (exclusive of depreciation of equipment under lease)	(58.2)	(76.8)	(61.2)	(88.8)	(97.8)	(118.8)	(111.5)	(120.9)
Less: Depreciation of equipment under lease	(5.1)	(7.4)	(8.2)	(13.0)	(14.1)	(15.4)	(16.3)	(17.4)
GROSS PROFIT	**$ 73.0**	**$ 98.4**	**$ 158.7**	**$ 218.8**	**$ 253.2**	**$ 270.8**	**$ 240.7**	**$ 275.1**
GROSS PROFIT	**$ 73.0**	**$ 98.4**	**$ 158.7**	**$ 218.8**	**$ 253.2**	**$ 270.8**	**$ 240.7**	**$ 275.1**
Add back: Other costs of sales	58.2	76.8	61.2	88.8	97.8	118.8	111.5	120.9
Add back: Depreciation of equipment under lease	5.1	7.4	8.2	13.0	14.1	15.4	16.3	17.4
GROSS REVENUE LESS NETWORK FEES	**$ 136.3**	**$ 182.6**	**$ 228.1**	**$ 320.6**	**$ 365.1**	**$ 405.0**	**$ 368.5**	**$ 413.4**

SHIFT4

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Second Quarter of 2025

Reconciliations of Net Income to Adjusted EBITDA and Net Income to Adjusted Net Income

UNAUDITED
In millions, except share and per share data

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
NET INCOME	**$ 54.5**	**$ 72.2**	**$ 139.3**	**$ 19.5**	**$ 41.1**
Interest expense	8.1	18.3	27.3	28.5	39.4
Interest income	(5.0)	(9.7)	(13.6)	(12.4)	(19.2)
Income tax (benefit) expense	(1.8)	(280.5)	(15.2)	(8.1)	14.6
Depreciation and amortization	69.7	77.3	83.5	85.2	88.4
EBITDA	**$ 125.5**	**$ (122.4)**	**$ 221.3**	**$ 112.7**	**$ 164.3**
Acquisition, restructuring and integration costs	13.7	8.8	12.3	27.5	10.6
Revaluation of contingent liabilities	0.3	1.5	0.1	(3.7)	(0.9)
Loss on extinguishment of debt	—	—	—	—	3.1
(Gain) loss on investments in securities	0.2	(10.8)	(45.1)	(0.3)	0.3
Change in TRA liability	3.6	289.4	(5.2)	(3.0)	0.8
Equity-based compensation	14.5	14.4	15.8	27.2	15.3
Foreign exchange and other nonrecurring items	4.6	6.5	6.7	8.1	11.6
ADJUSTED EBITDA	**$ 162.4**	**$ 187.4**	**$ 205.9**	**$ 168.5**	**$ 205.1**

ADJUSTED EBITDA	$ 162.4	$ 187.4	$ 205.9	$ 168.5	$ 205.1
GROSS REVENUE LESS NETWORK FEES	$ 320.6	$ 365.1	$ 405.0	$ 368.5	$ 413.4
ADJUSTED EBITDA MARGIN (A)	51 %	51 %	51 %	46 %	50 %

(A) Represents Adjusted EBITDA divided by gross revenue less network fees.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
NET INCOME	**$ 54.5**	**$ 72.2**	**$ 139.3**	**$ 19.5**	**$ 41.1**
ADJUSTMENTS:					
Amortization of acquired intangible assets	38.8	43.5	46.7	45.8	46.9
Acquisition, restructuring and integration costs	13.7	8.8	12.3	27.5	10.6
Revaluation of contingent liabilities	0.3	1.5	0.1	(3.7)	(0.9)
Loss on extinguishment of debt	—	—	—	—	3.1
(Gain) loss on investments in securities	0.2	(10.8)	(45.1)	(0.3)	0.3
Change in TRA liability	3.6	289.4	(5.2)	(3.0)	0.8
Equity-based compensation	14.5	14.4	15.8	27.2	15.3
Foreign exchange and other nonrecurring items	4.6	6.5	6.7	8.1	11.6
Tax impact of adjustments	(3.6)	(299.1)	(16.2)	(22.5)	(19.7)
ADJUSTED NET INCOME (B)	**$ 126.6**	**$ 126.4**	**$ 154.4**	**$ 98.6**	**$ 109.1**

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
WEIGHTED AVERAGE SHARE COUNT - NET INCOME PER DILUTED SHARE (GAAP)	**67.3**	**91.0**	**92.8**	**92.2**	**89.3**
Weighted average anti-dilutive LLC Interests (Class B shares)	23.8	—	—	—	—
Series A Mandatory Convertible Preferred Stock - Shares outstanding at period-end	—	—	—	—	10.0
SHARE COUNT - ADJUSTED NET INCOME PER SHARE (NON-GAAP) (B)	**91.1**	**91.0**	**92.8**	**92.2**	**99.3**

RECONCILIATION OF NET INCOME PER DILUTED SHARE TO NON-GAAP NET INCOME PER SHARE

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
NET INCOME PER DILUTED SHARE	**$ 0.58**	**$ 0.74**	**$ 1.44**	**$ 0.20**	**$ 0.32**
Impact of preferred dividend	—	—	—	—	0.09
Impact of adjustments	0.81	0.65	0.22	0.87	0.69
ADJUSTED NET INCOME PER SHARE (NON-GAAP) (B)	**$ 1.39**	**$ 1.39**	**$ 1.66**	**$ 1.07**	**$ 1.10**

(B) In calculating non-GAAP Adjusted Net Income per share, Shift4 uses net income before the deduction of dividends on mandatory convertible preferred stock, divided by the weighted-average number of diluted common shares outstanding plus an estimate of the potential shares issuable upon conversion of the mandatory convertible preferred stock. This approach provides a view of earnings per share assuming conversion of the preferred stock which will happen on, or before, May 1, 2028.

SHIFT4
24

Three Months Ended June 30, 2024 September 30, 2024 December 31, 2024 March 31, 2025 June 30, 2025 NET CASH PROVIDED BY OPERATING ACTIVITIES $ 111.8 $ 142.5 $ 131.0 $ 96.6 $ 141.9 Capital expenditures (A) (41.0) (48.4) (44.1) (50.0) (42.8) FREE CASH FLOW 70.8 94.1 86.9 46.6 99.1 ADJUSTMENTS: Payments on contingent liabilities in excess of initial fair value — — 11.1 — 0.8 Acquisition, restructuring and integration costs 6.6 16.0 22.6 19.1 17.1 Nonrecurring strategic capital expenditures, and other (B) (1.4) 0.5 13.8 4.8 0.6 ADJUSTED FREE CASH FLOW $ 76.0 $ 110.6 $ 134.4 $ 70.5 $ 117.6 Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow UNAUDITED In millions, except share and per share data Second Quarter of 2025 (A) Capital expenditures include acquired equipment to be leased, capitalized software development costs and acquired property, plant and equipment. (B) For the three months ended June 30, 2025, adjustments consisted of upgrades of Shift4's internal IT systems and other nonrecurring items. 2 5 25

Second Quarter of 2025

Reconciliation of Common Shares

UNAUDITED

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
BEGINNING BALANCE					
Class A Common Shares	60,815,224	61,967,248	66,942,326	67,737,305	67,470,986
Class B Common Shares	23,831,883	23,750,968	19,801,028	19,801,028	19,801,028
Class C Common Shares	1,694,915	1,665,854	1,635,770	1,519,826	1,347,373
TOTAL COMMON SHARES OUTSTANDING - BEGINNING	**86,342,022**	**87,384,070**	**88,379,124**	**89,058,159**	**88,619,387**
ACTIVITY					
Shares Issued / Restricted Stock Units ("RSUs") Vested	1,272,448	1,293,542	1,854,904	259,815	45,494
Class B Shares Converted	80,915	3,949,940	—	—	—
Class C Shares Converted	29,061	30,084	16,675	160,043	8,466
TOTAL CLASS A COMMON SHARES ISSUED	**1,382,424**	**5,273,566**	**1,871,579**	**419,858**	**53,960**
CLASS A COMMON SHARES REPURCHASED AND RETIRED DURING THE QUARTER	(230,400)	(298,488)	(1,076,600)	(686,177)	(1,148,718)
CLASS C COMMON SHARES CONTRIBUTED FROM THE FOUNDER (A)	—	—	(99,269)	(12,410)	—
ENDING BALANCE					
Class A Common Shares	61,967,248	66,942,326	67,737,305	67,470,986	66,376,228
Class B Common Shares	23,750,968	19,801,028	19,801,028	19,801,028	19,801,028
Class C Common Shares	1,665,854	1,635,770	1,519,826	1,347,373	1,338,907
TOTAL COMMON SHARES OUTSTANDING - ENDING	**87,384,070**	**88,379,124**	**89,058,159**	**88,619,387**	**87,516,163**
Committed but Unissued Shares - Finaro Acquisition	2,448,896	1,244,443	—	—	—
Unvested RSUs - Acquisition-related awards	508,037	471,253	256,973	247,709	242,257
Unvested RSUs - Ongoing compensation	1,212,531	1,130,797	974,376	1,112,755	1,148,606
Unvested RSUs - One-time discretionary awards (A)	1,184,438	1,148,856	937,994	849,129	827,130
Contribution from Founder (A)	(592,219)	(574,428)	(468,997)	(424,565)	(418,466)
FULLY DILUTED COMMON SHARES OUTSTANDING	**92,145,753**	**91,800,045**	**90,758,505**	**90,404,415**	**89,315,690**

EQUITY-BASED COMPENSATION EXPENSE INCURRED ON:	Twelve Months Ended 6/30/24	Twelve Months Ended 9/30/24	Twelve Months Ended 12/31/24	Twelve Months Ended 3/31/25	Twelve Months Ended 6/30/25
Acquisition-related awards	$ 7.1	$ 8.6	$ 10.9	$ 9.9	$ 8.5
Ongoing compensation	43.1	44.5	45.9	52.3	53.7
One-time discretionary awards	11.7	10.6	11.1	9.7	10.5
TOTAL EQUITY-BASED COMPENSATION EXPENSE	**$ 61.9**	**$ 63.7**	**$ 67.9**	**$ 71.9**	**$ 72.7**

(A) In Q4 2021, Shift4 implemented a one-time discretionary equity award program for non-management employees. Shift4's Founder and Executive Chairman, Jared Isaacman, will fund half of this program through a contribution of the Founder's Class C shares.

SHIFT4

26